Exhibit 23(ii)
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement of American Oil & Gas, Inc. on Amendment No. 1 to Form S-3 (Commission File No. 333-128812) of our report dated April 8, 2005, appearing in the Annual Report on Form 10-KSB relating to the financial statements of American Oil & Gas, Inc. for the year ended December 31, 2004.
We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.
Wheeler Wasoff, P.C.
Denver, Colorado
March 6, 2006